Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 1, 1997


                           General Communication, Inc.
             (Exact name of registrant as specified in its charter)




              ALASKA                0-15279            92-0072737
(State or other jurisdiction     Commission File     I.R.S. Employer
of incorporation)                 Number)            Identification No.)



                         2550 Denali Street, Suite 1000
                          Anchorage, Alaska 99503-2781
              (Address of principal executive offices and zip code)



      Registrant's telephone number, including area code (907)  265-5600



                                        N/A
          (Former name or former address, if changed since last report)

Item 5. - Other Events

         On August 1, 1997, General Communication, Inc. ("Company"), through its subsidiary, Alaska United Fiber System Partnership ("Subsidiary"), made a down payment on a financial commitment to proceed with the construction of a $115 million fiber optic submarine cable system linking the state of Alaska, with landings in Juneau and Whittier, Alaska, and the state of Washington, with a landing in Richmond Beach at Puget Sound near Seattle, Washington ("Cable System"). The Cable System will then connect the cities of Anchorage and Juneau, Alaska with Seattle, Washington via a subsea route. Subsea and terrestrial connection will extend the Cable System to Fairbanks, Alaska via Whittier and Valdez, Alaska.

         The Cable System is to be designed, manufactured, and installed by Tyco Submarine Systems, Ltd. ("TSS"), a contractor and the largest supplier of submarine cable systems in the world. TSS is the world's only fully-integrated supplier of undersea systems and has installed more than 150,000 miles of undersea cable.

         The Cable System is to be constructed in accordance with terms and conditions of a supply contract ("Supply Contract") entered into between TSS and the Company through GCI Communication Corp., a subsidiary of the Company. It is the intent of the Company and that subsidiary to assign the Supply Contract to the Subsidiary. The Supply Contract was entered into effective July 11, 1997.

         The Cable System is to deliver a minimum of 32,256 simultaneous clear channel voice or data circuits at transmission speeds of 2.5 billion bits per second. As demand increases, capacity can be quadrupled to support a minimum of 129,024 simultaneous clear channel voice or data circuits at speeds of 10 billion bits per second. Currently, the only fiber optic cable connecting Alaska with the contiguous United States is nearing its capacity limit of 6,048 simultaneous voice or data circuits at transmission speeds of 420 million bits per second.

         Manufacturing of the Cable System is to commence immediately. The Cable System will be laid during late summer 1998 with commercial service expected to commence in December 1998.

         Under the Supply Contract, separate responsibilities are set forth for the Company and TSS as to the obtaining of necessary approvals, consents, permits, and licenses for the construction of the Cable System. The Company and TSS are in the process of obtaining those necessary approvals, consents, permits, and licenses for the construction and operation of the Cable System. The Company expects to have all such necessary approvals, consents, permits, and licenses in a time frame so as to not delay the schedule for construction and operation of the Cable System.

         The Cable System will provide clear channel voice and data transmission services and will be operated by the Company through the Subsidiary as a common carrier. That is, in addition to carrying telecommunication traffic of the Company, capacity on the Cable System for telecommunication services will be leased or otherwise offered to other providers of telecommunication services. As of the date of this report, the Company had not yet received a commitment from any such telecommunication service providers to lease or otherwise subscribe to capacity on the Cable System.

         On August 1, 1997, the Company made an initial payment of $8 million in accordance with the terms of the Supply Contract. Financing for the Cable System includes up to $75 million through Credit Lyonnais and other lenders and $50 million from the Company.

         The Supply Contract does not include the construction of shore-based facilities for the operation of the Cable System by the Company. These facilities will be constructed through separate agreements with the Company.


Item 7. - Financial Statements and Exhibits.

         None to be filed with this form, other than the following:

         Exhibit 1 --      A copy  of  the  General  Communication,  Inc.  Press
                           Release dated August 4, 1997, announcing the building of the Cable System.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GENERAL COMMUNICATION, INC.
                                  (Registrant)


Dated: August 18, 1997 By:       /s/
                                 Ronald A. Duncan
                                 Its:  President and Chief Executive Officer


Dated: August 18, 1997 By:       /s/
                                 John M. Lowber
                                 Its:  Secretary and Chief Financial Officer

                                    EXHIBIT 1

FOR IMMEDIATE RELEASE


August 4, 1997


                        GCI TO BUILD $115 MILLION ALASKA
                         UNITED FIBER OPTIC CABLE SYSTEM

          High Speed Connections to Anchorage, Fairbanks and Juneau

         ANCHORAGE, AK -- General Communication, Inc. (GCI) officials today announced the building of a $115 million fiber optic cable called Alaska United. The 2,331-mile cable will unite Alaska's major cities with a network of unprecedented reliability and capacity to meet current and future needs. The cable will connect the cities of Anchorage, Juneau and Seattle via a subsea route. Subsea and terrestrial connections will extend the fiber optic cable to Fairbanks via Whittier and Valdez.

         "This fiber optic cable system is the communications equivalent of an Interstate highway system," said Richard Dowling, GCI senior vice president, corporate development. "The technology it allows combined with the dramatically increased capacity will support advanced applications from virtually any type of customer -- from the military to large corporations, from small businesses to residential users."

         When Alaska United is completed in late 1998, it will deliver a minimum of 32,256 simultaneous clear channel voice or data circuits at transmission speeds of 2.5 billion bits per second. As demand increases, capacity can be quadrupled to support a minimum of 129,024 simultaneous clear channel voice or data circuits at speeds of 10 billion bits per second.

         Currently, the only fiber optic cable connecting Alaska with the contiguous United States is nearing its capacity limit of 6,048 simultaneous voice or data circuits at transmission speeds of 420 million bits per second.

         Fiber optics is the preferred method of carrying voice, video or data communications. It allows for optimization of transmission equipment because of its lack of delay commonly found in satellite connections. Its superior information carrying capacity enables the deployment of new, bandwidth hungry applications such as faster Internet, ISDN and video conferencing.

         Initial discussions about an undersea cable began almost two years ago when GCI began the process of planning for new fiber optic capacity for Alaska. These discussions led to a desktop study of a potential undersea cable route. From this initial research, an extensive survey of potential routes was performed by GCI between mid-November and December 1996 aboard a hydrographic survey vessel at a cost in excess of $1 million.

         Tyco Submarine Systems (TSS) has been selected to design, engineer, manufacture and install the undersea cable system. Formerly known as AT&T Submarine Systems Inc., the company is the largest supplier of submarine cable systems in the world. TSS is the world's only fully-integrated supplier of undersea systems and has installed more than 150,000 miles of undersea cable.

         "We are pleased to be part of the Alaska United fiber optic cable system," said Neil Garvey, president of Tyco Submarine Systems. "As the world's leading installer of submarine cable, TSS is ready, willing and able to do its part to extend high bandwidth capacity to Alaska."

         The undersea portion of Alaska United will be nearly 1,900 statute miles in length. The cable will run from Seattle to Whittier, Alaska and to Anchorage. A branching unit located 630 miles southeast of Whittier will connect Juneau to Alaska United. A second undersea cable will be constructed between Whittier and Valdez, Alaska. From Valdez, this cable will follow the Trans-Alaska Pipeline to Fairbanks and onto Prudhoe Bay. Alaska United will be configured in a SONET ring, which provides alternative routing and overflow traffic handling capabilities.

         Last Friday, August 1, GCI issued a down payment to TSS to begin construction of the project. Manufacturing will begin immediately and the cable will be laid during the late summer of 1998 with commercial services commencing in December 1998.

         Financing for Alaska United includes $65 million through Credit Lyonnais and other lenders and $50 million from General Communication, Inc., the parent company. GCI recently raised $550 million through a global financing effort.

         Additional information about Alaska United can be found on the Internet at www.alaskaunited.com or E-mail at alaskaunited@gci.com.

         GCI  (NASDAQ:GNCMA)  is  an  Alaska-based  and  operated  company  that provides local and long-distance telephone, cable television and data communication services to more than 100,000 customers throughout the state. The company has more than 800 employees and combined annual revenues exceeding $200 million.